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                                                                  Exhibit 23(a)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Duke Power Company on Form S-4 of our report dated February 7, 1997 appearing in the Current Report on Form 8-K of Duke Power Company filed on February 10, 1997 with the Securities and Exchange Commission, and to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP
                                          Deloitte & Touche LLP

Charlotte, North Carolina
March 13, 1997